Exhibit 5.1

July 23, 2021

Lument Finance Trust, Inc.

230 Park Avenue, 20th Floor

New York, New York 10169

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Lument Finance Trust, Inc., a Maryland corporation (the “Company”), in connection with the registration of certain securities of the Company (the “Offered Securities”) on its Registration Statement on Form S-3 (including the prospectus that is a part thereof, the “Registration Statement”) as filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of debt securities of the Company (“Debt Securities”), to be issued under one or more indentures (each an “Indenture”) between the Company and one or more parties as trustee (each a “Trustee”), (iv)  warrants (“Warrants”) to be issued by the Company, (v) rights (“Rights”) to be issued by the Company, and (vi) units (“Units”), consisting of two or more of the foregoing, to be issued by the Company, all of which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement, including certain of the exhibits thereto (but exclusive of documents incorporated by reference therein), and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. Based on that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

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2.	(a) Upon adoption by the board of directors of the Company (the “Board”) of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance and sale of shares of Common Stock, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of Common Stock then being issued by the Company (including any shares of Common Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Common Stock) will be validly issued, fully paid and nonassessable.

3.	(a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s charter and bylaws and applicable law, and upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance and sale of shares of such class or series of Preferred Stock, and when appropriate articles supplementary to the Company’s charter relating to such class or series of Preferred Stock have been approved by the Board and have been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of such class or series of Preferred Stock then being issued by the Company (including any shares of Preferred Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Preferred Stock) will be validly issued, fully paid and nonassessable.

4.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Debt Securities, the issuance of such Debt Securities will be duly authorized by the Company.

5.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Warrants, the issuance of such Warrants will be duly authorized by the Company.

6.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Rights, the issuance of such Rights will be duly authorized by the Company.

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In giving the opinions set forth herein, we have made the following assumptions:

(a)	(i) All documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

(b)	At the time of the issuance of any of the Offered Securities, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and such securities will comply with all requirements and restrictions, if any, applicable to the Company imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(c)	At the time of issuance of any shares of Common Stock (including any shares of Common Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Common Stock), the Company will have a sufficient number of authorized but unissued shares of Common Stock for the issuance.

(d)	At the time of issuance of any shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Preferred Stock), the Company will have a sufficient number of authorized but unissued shares of the applicable class or series of Preferred Stock for the issuance.

(e)	At the time of issuance of any of the Offered Securities, the Company will be in good standing under the laws of the State of Maryland.

We have relied as to certain factual matters on information obtained from public officials and officers of the Company. In giving our opinions set forth in numbered opinion paragraph 1 above, our opinion is based solely on a good standing certificate issued by the State Department of Assessments and Taxation of the State of Maryland on July 16, 2021, with respect to the Company.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland, except that we express no opinion with respect to the blue sky or other securities laws or regulations of the State of Maryland. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

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We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.1 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal